EXHIBIT 99.4

                               SARBANES-OXLEY ACT
                            SECTION 302 CERTIFICATION
                                    FORM 10-K
                   STAR RECEIVABLES FUNDING, INC. (REGISTRANT)
                      JCP MASTER CREDIT CARD TRUST (ISSUER)
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

           I, Iain J. Mackay, an Authorized Signatory of General Electric Capital Corporation, the servicer for the JCP Master Credit Card Trust, hereby certify that:

                     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Star Receivables Funding, Inc.;

                     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                     3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

                     4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

                     5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

           In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: First Data Corporation and the trustee.

Date: October 25, 2004


                                          By: /s/ Iain J. Mackay
                                              -------------------------------
                                              Name: Iain J. Mackay
                                              Title: Authorized Signatory